POWER OF ATTORNEY

The undersigned constitutes each of Joseph F. Keefe, Maureen L. Conley and John Boese, individually, as my true and lawful attorney, with full power to sign for me and in my name, the registration statement on Form N-14 and any and all amendments thereto of Pax World Funds Series Trust III in connection with the reorganization of the selling fund indicated below into the buying fund indicated below:

Selling Fund	Buying Fund
Pax World Global Women’s Equality Fund, a series of Pax World Funds Series Trust I	[Pax World Global Women’s Equality Fund](1), a series of Pax World Funds Series Trust III

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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(1)  This Fund is referred to as Pax Global Women’s Index Fund in the current filing.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date(s) indicated.

/s/ Adrian Anderson	/s/ Louis Laucirica
Adrian Anderson	Louis Laucirica
Dated: 12-4-13	Dated: 12-4-13

/s/ Carl Doerge, Jr.	/s/ John Liechty
Carl Doerge, Jr.	John Liechty
Dated:	Dated:

/s/ Cynthia Hargadon	/s/ Laurence A. Shadek
Cynthia Hargadon	Laurence A. Shadek
Dated:	Dated:

/s/ Joseph Keefe	/s/ Nancy S. Taylor
Joseph Keefe	Nancy S. Taylor
Dated:	Dated: